Exhibit 10.75

EXECUTION VERSION

STOCK CONTRIBUTION AGREEMENT

This STOCK CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of August 5, 2013, by and between General Electric Capital Corporation, a Delaware corporation (“GECC”), and GE Capital Retail Finance Corporation, a Delaware corporation (“HoldCo”).

WHEREAS, GECC owns all of the issued and outstanding stock of RFS Holding, Inc., a Delaware corporation (collectively, the “Interests”);

WHEREAS, GECC desires to transfer all of its rights, title and interests to HoldCo in, to and under the Interests in exchange for stock of HoldCo;

WHEREAS, HoldCo desires to accept the rights, title and interests in, to and under the Interests from GECC and issue its stock to GECC; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Contribution of the Interests. Effective as of the date first set forth above (the “Contribution Date”), GECC hereby transfers to HoldCo all of its rights, title and interests in, to and under the Interests in exchange for shares of HoldCo stock as set forth in Section 2 (the “Contribution”).

2. Issuance of Stock. On the Contribution Date, HoldCo shall issue to GECC, 77,000 shares of HoldCo voting common stock (the “HoldCo Shares”) in exchange for the Interests. Pursuant to Article V of HoldCo’s by-laws, on the Contribution Date, HoldCo shall issue a stock certificate to GECC representing the HoldCo Shares.

3. Share Adjustment. The parties intend that the fair market value of the Interests shall be equal to the fair market value of the HoldCo Shares on the Contribution Date. The parties have agreed that HoldCo will issue the HoldCo Shares based upon the parties’ estimation of the fair market values of the HoldCo Shares and the Interests immediately prior to the Contribution Date. Further, the parties expect to obtain final valuations of the HoldCo Shares and the Interests after the Contribution Date, and agree to adjust (if necessary) the number of HoldCo Shares in the manner set forth in the following sentence (the “Adjustment”). No later than fifteen (15) days after the final valuation or as otherwise agreed by the parties, (a) if the value of the HoldCo Shares is determined to be less than the value of the Interests (in each case as of the Contribution Date), HoldCo shall issue to GECC (or any transferee of the HoldCo Shares under this Agreement) such additional HoldCo shares as shall cause the value of the aggregate shares of HoldCo stock issued to GECC (or any transferee) to equal the value of the Interests, or (b) if the value of the HoldCo Shares is determined to be greater than the value of the Interests (in each case determined as of the Contribution Date), GECC (or any transferee of the HoldCo Shares) shall surrender to HoldCo that number of shares of HoldCo stock that will cause the value of the remaining portion of the HoldCo Shares to equal the value of the Interests. In the event of an Adjustment, the share certificate reflecting ownership of HoldCo Shares by GECC (or any transferee of the HoldCo Shares) shall be reissued to reflect the adjusted number of shares owned by GECC (or its transferee). In all cases, an Adjustment (if positive) shall entitle GECC (or its transferee) to receive solely additional shares of HoldCo voting common stock or (if negative) shall require GECC (or its transferee) to surrender solely a portion of the HoldCo Shares, and no consideration of any other kind shall be payable by either party in connection with an Adjustment. Prior to any Adjustment, GECC (or any transferee of the HoldCo Shares) shall have all rights afforded the owner of the HoldCo Shares, and thus may vote, receive distributions with respect to, pledge, sell or otherwise transfer the HoldCo Shares except as may otherwise be limited by HoldCo’s by-laws or Articles of Incorporation.

4. Tax Matters. The parties intend that the Contribution contemplated by this Agreement constitute a tax-free contribution pursuant to section 351 of the Internal Revenue Code of 1986, as amended.

5. Further Assurances. From time to time after the date hereof, upon reasonable notice and without further consideration, each party shall execute, acknowledge and deliver all such other documents and shall take all such other action as may be necessary or appropriate, in the reasonable judgment of the other party, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

7. Counterparts. This Agreement may be executed in one or more counterparts, which together shall be deemed to constitute one original, and shall become effective when one or more counterparts shall have been signed by each party and delivered to the other party.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Henry Greig
Name:	Henry Greig
Title:	Vice President

GE CAPITAL RETAIL FINANCE CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

GE CAPITAL RETAIL FINANCE CORPORATION

By:	/s/ Margaret M. Keane
Name:	Margaret M. Keane
Title:	President